Exhibit 3.1

CERTIFICATE OF ELIMINATION OF

•                  FIXED RATE CUMULATIVE PREFERRED STOCK, SERIES B

•                  SERIES D PARTICIPATING PREFERRED STOCK

•                  FIXED/ADJUSTABLE RATE NONCUMULATIVE PREFERRED STOCK, SERIES E

•                  FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES F

OF

COMERICA INCORPORATED

Comerica Incorporated, a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), certifies as follows:

FIRST: Pursuant to the provisions of Section 151(g) of the DGCL, the Board of Directors of the Corporation adopted the following resolutions at a meeting held on July 27, 2010:

WHEREAS, on June 18, 1992, Comerica Incorporated (the “Corporation”) filed with the Secretary of State of the State of Delaware a Certificate of Designation (the “Series B Certificate of Designation”) constituting part of the Corporation’s Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), authorizing the issuance of 860,000 shares of Fixed Rate Cumulative Preferred Stock, Series B of the Corporation (the “Series B Preferred Stock”);

WHEREAS, on June 19, 1996, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Designation constituting part of the Corporation’s Certificate of Incorporation (the “Series D Certificate of Designation”) authorizing the issuance of 250,000 shares of Series D Participating Preferred Stock of the Corporation (the “Series D Preferred Stock”);

WHEREAS, on June 21, 1996, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Designation constituting part of the Corporation’s Certificate of Incorporation (the “Series E Certificate of Designation”) authorizing the issuance of 5,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series E of the Corporation (the “Series E Preferred Stock”); and

WHEREAS, on November 13, 2008, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Designation constituting part of the Corporation’s Certificate of Incorporation (the “Series F Certificate of Designation”) authorizing the issuance of

2,250,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series F of the Corporation (the “Series F Preferred Stock”).

RESOLVED, that none of the authorized shares of the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock are currently outstanding, and none of the authorized shares of Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock will be issued in the future subject to the respective Certificates of Designation previously filed with respect to each such series; and

RESOLVED FURTHER, that the Chairman, President and Chief Executive Officer, any Executive Vice President, any Senior Vice President, the Secretary and/or any Assistant Secretary of the Corporation are jointly and severally authorized and directed to prepare and execute a Certificate of Elimination as provided by Section 151(g) of the Delaware General Corporation Law in accordance with Section 103 of the Delaware General Corporation Law, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in the Certificate of Incorporation of the Corporation shall be eliminated and the shares of the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall resume the status of authorized and unissued shares of preferred stock of the Corporation, without designation as to series.

SECOND: Pursuant to the provisions of Section 151(g) of the DGCL, all references to Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in the Corporation’s Certificate of Incorporation hereby are eliminated, and the shares that were designated to all such series hereby are returned to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to any series.

IN WITNESS WHEREOF, Comerica Incorporated has caused this Certificate of Elimination to be signed by Jon W. Bilstrom, its Executive Vice President — Governance, Regulatory Relations and Legal Affairs and Secretary, this 4th day of August, 2010.

COMERICA INCORPORATED

/s/ Jon W. Bilstrom

Name: Jon W. Bilstrom

Title: Executive Vice President — Governance, Regulatory Relations and Legal Affairs and Secretary